Exhibit 99.2

Office of the United States Trustee

DEBTOR IN POSSESSION OPERATING REPORT

Report Number:	78

For the Period FROM:	4/1/2008

TO:	4/30/2008

In re:
     The Kushner-Locke Company
Chapter 11
Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
1 Profit and Loss Statement (Accrual Basis Only)

A.	Related to Business Operations
	Gross Sales		$—

	Costs Related to Revenues (Film Cost Amortization)

	Gross Profit			—

	Less: Operating Expenses
	Officer Compensation	17,638

	Salaries and Wages — Other Employees	11,154

	Total Salaries and Wages		28,791

	Employee Benefits and Pensions		4,817

	Employer Payroll Taxes/Fees	2,744

	Other Taxes

	Total Taxes		2,744

	Rent and Lease Expense (including parking)	4,551

	Distribution/Delivery Expenses	144

	Interest Expense

	Insurance

	Automobile Expense/Mileage

	Utilities (incl. Phone, phone equipment, internet)	718

	Depreciation and Amortization

	Business Equipment Leases

	Business Expense reimbursement	1,241

	Storage Expense	7,302

	Supplies, Office Expenses, Photocopies, etc.	1,639

	Bad Debts

	Miscellaneous Operating Expenses

	Total Operating Expenses		51,948

	Net Gain/Loss from Business Operations			(51,948)

B.	Not related to Business Operations
	Income
	Interest Income

	Other Non-Operating Revenues		—

	Gross Proceeds on Sale of Assets

	Less: Original Cost of Assets plus expenses of sale

	Net Gain/Loss on Sale of Assets		—

	Total Non-Operating Income			—

	Expenses Not Related to Business Operations
	Legal and Professional Service Fees		6,879

	Other Non-Operating Expenses (Board/Trustee fees)

	Total Non-Operating Expenses			6,879

NET INCOME/(LOSS) FOR PERIOD				$(58,827)

DEBTOR IN POSSESSION OPERATING REPORT NO: 78
2 Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days		—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	—	864,833
TOTAL	—	864,833
3 Statement of Status of Payments to Secured Creditors and Lessors:
   No payments to Secured Creditors or Lessors were paid or payable during the reporting period.
4 Tax Liability
   No tax payments were paid or payable during the reporting period other than payroll taxes shown above.
5 Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2009	1/14/2009
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2009	2/14/2009
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2009	3/3/2009
6 Questions:

	A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?
☐ Yes Explain:
☑ No

	B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?
☐ Yes Explain:
☑ No

7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

	Total unpaid post-petition Professional Fees during the reporting period:	$41,034.04

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9	Quarterly Fees:

Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser Debtor in Possession